FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 25, 2007

TRIPLE BAY INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-136827	20-4114478
(State of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1630 Integrity Drive East, Columbus, Ohio 43209
(Address of principal execute offices, including zip code)

(614) 449-8614
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.01 Changes in Control of Registrant

On January 25, 2007, a Stock Purchase Agreement among Registrant, Beth Jarvis and Avenel Financial Group, Inc. (“Avenel”) was closed, under which Avenel acquired 15,000,000 shares of common stock of Registrant from Mr. Jarvis, representing 98% of shares outstanding. The purchase price for the shares was $649,000, paid in cash from Avenel’s cash reserves.

ITEM 5.02 Departure of Directors or Principal Officers, Election of Directors, Appointment of Principal Officers

Following the closing of the sale, Kevin Lynch resigned as a director of Avenel, Ms. Jarvis appointed Michael Pruitt, President of Avenel, to fill the vacancy created by the resignation, and then Ms. Jarvis resigned as a director and officer. The new Board then elected Michael Pruitt as the Registrant’s President.

ITEM 9.01 Financial Statements and Exhibits

10.1 - Stock Purchase Agreement, previously filed as an exhibit to Registrant’s Form 10-KSB for the year ended December 31, 2006, and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this amended report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 26, 2007	TRIPLE BAY INDUSTRIES, INC.. (Registrant)

	By:	/s/ Michael Pruitt
Michael Pruitt
President